Exhibit 10.4

Market Stock Unit Award Granted in 2012

Summary of Key Provisions

Purpose	• To advance the interests of Tesoro (the “Company”) by motivating plan participants to contribute to the long-term success and progress of the Company.
Eligibility	• All senior executives and employees in the Company as approved by the Compensation Committee of Tesoro’s Board of Directors.
Plan	• These awards are granted under the general terms and conditions of the 2011 Long-Term Incentive Plan.
Market Stock Unit	• A Market Stock Unit Award is a grant of stock units in which the number of shares of the Company’s common stock earned at vesting is based on the stock price performance.
Performance Period	• The performance period for the Market Stock Unit Award granted in 2012 is 36 months from the effective date of the grant.
Vesting	• The Market Stock Unit Award will vest at the end of the 36 month performance period.
Form and Timing of Payout	• The Market Stock Unit Award will be settled in common stock of the Company within 2 ½ months after the end of the performance period.
Calculation of Market Stock Unit Award at Vesting	• The number of shares earned at time of vesting will be calculated as follows: Shares Earned at Vesting* = A times (C/B)
	Symbol A B	Description # of Targeted Market Stock Units at Grant Average closing stock price for the 30 trading days prior to the Grant Date
	C	Average closing stock price for the 30 trading days prior to the Vesting Date *Shares Earned at Vesting is capped at 200% of number of Targeted Market Stock Units at Grant.

Market Stock Unit Award Granted in 2012	1

Payout Range
• The payout for the Market Stock Unit Award can range from 50% to 200% based on stock price appreciation. However, there is no payout if the average closing stock price for the 30 trading days prior to the Vesting Date (or Change in Control) has decreased by more than 50% from the average closing stock price for the 30 trading days prior to the Grant Date.

Termination of Employment
• Retirement – a pro-rated payout of shares will be issued based on the number of full months worked (minimum of 12 months required) within the performance period based on the achievement of actual performance. Shares will be issued within 2 ½ months after the end of the performance period.
• All Other Terminations – award will be forfeited.

Change in Control	• In the event of a Change in Control of the Company, the number of shares earned will be calculated as follows: Shares Earned at Vesting* = A times (C/B)
	Symbol A B	Description # of Targeted Market Stock Units at Grant Average closing stock price for the 30 trading days prior to the Grant Date
	C	Average closing stock price for the 30 trading days prior to the Change in Control *Shares Earned at Vesting is capped at 200% of number of Targeted Market Stock Units at Grant.
Nothing herein is intended to modify any referenced Plan. The applicable Plan is the legally governing document and is the final authority on the terms of such Plan unless the Compensation Committee of the Board of Directors (or in the absence of the Compensation Committee, the Board itself) specifies otherwise (either in an Award Agreement or otherwise).

Market Stock Unit Award Granted in 2012	2